STRATEGIC PARTNERSHIP AGREEMENT

THIS STRATEGIC PARTNERSHIP AGREEMENT (“Agreement”), effective as of June 21, 2005, is made by and between GUARDIAN TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (“Guardian”), and BRIDGETECH HOLDINGS INTERNATIONAL, INC., a Delaware corporation (“Bridgetech”), (Guardian together with Bridgetech, the “Parties”).

WHEREAS, Guardian owns the intellectual rights to the PinPoint™ Threat Identification & Alert System (“PinPoint™”) and wishes to introduce said system in the People’s Republic of China, Hong Kong and the Republic of China (Taiwan); (together known as “China”);

WHEREAS, Bridgetech has the established relationships and infrastructure necessary to secure contracts with airports to install and utilize PinPoint™ in China;

WHEREAS, the Parties wish to form a strategic partnership in order to facilitate the sale of PinPoint™ to airports in China;

ARTICLE I. DEFINITIONS

Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and the plural forms:

A.

“Contract” means a contract awarded to the Bridgetech team for PinPoint™, including options and task orders issued in connection with any such contract, regardless of the task order issue date, and includes any subsequent phases of such contract or any follow-on contract issued to Bridgetech.

B.

“Procurement” means the entire process pursuant to which the Customer procures, selects, designs, develops, and implements PinPoint™ technologies and applications, including but not limited to any and all pre-proposal activity, the submission of proposals and the conduct of negotiations (if any) with the Customer, and qualification testing (if any).

C.

“Technical Data” means recorded information, regardless of the form or method of the recording, of a scientific or technical nature relating to the Procurement.

D.

“Technical Know-How” means all recorded and unrecorded information and knowledge relating to the design, development or production related to the Procurement, including but not limited to the knowledge gained from experience in the design, development, or production of an article that is necessary or helpful in interpreting, applying or interrelating technical data and computer software relating to the Procurement.

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ARTICLE II. RELATIONSHIP OF THE PARTIES

A.

This Agreement shall be deemed to constitute, create, give effect to a special partnership, and the rights and obligations of the Parties shall be limited to those expressly set forth in this Agreement.  Nothing contained in this Agreement shall be construed as providing for the sharing of profits or losses arising out of the efforts of either or both Parties.

B.

This Agreement has been entered into solely for the benefit of the Parties and is not intended to create any legal, equitable, or beneficial interest in any third party, including any customer, or to vest in any third party any interest with respect to the enforcement of performance of this Agreement.  The Parties agree that no third party has any legal interest in any dispute and further agree that neither will assert in any action or proceeding to resolve such dispute that any third party is necessary or indispensable to such proceeding or to a determination of the relief to be granted.

C.

Each Party shall bear its own costs, expenses, risks, and liabilities incurred in connection with pursuit of the Procurement, including but not limited to, pre-proposal or pre-bid activity, submission, and sustaining of proposals or bids, the selection and negotiation process.

ARTICLE III. CONFIDENTIAL INFORMATION

For purposes of this Agreement “Confidential Information” means information provided by a Party to this Agreement (the “Disclosing Party”) to any other Party to this Agreement (the “Restricted Party”) in connection with the transactions and relationships contemplated by the Project, including but not limited to:

A.

any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, PinPoint™, planning information, marketing strategies, plans, finance operations, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Disclosing Party and, services and PinPoint™ provided to or obtained from, the terms of related contracts with, and the identities of any other identifying information regarding the customers, clients and suppliers of the Disclosing Party;

B.

any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Disclosing Party a competitive advantage over its competitors;

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C.

all confidential or proprietary concepts, documentation, reports, data (including magnetic tapes), specifications, web sites, screen formats, computer software, source code, object code, flow charts, databases, inventions, systems, system security features, system enhancements, information, know-how, show-how and trade secrets, whether or not patentable or copyrightable;

D.

all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing;

E.

any other information that a Disclosing Party treats as confidential information provided by an affiliate or other third party; and

F.

any information derived from any of the foregoing that is treated as confidential.

ARTICLE IV. RESPONSIBILITIES OF THE PARTIES

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties in good faith will carry out the obligations set forth in this Agreement as follows:

A.

The Project

1.

Purpose.  The purpose of this Agreement is to set out the basis on which the Parties will:

a.

agree to the sale’s activity, installation and support of PinPoint™ by Bridgetech in China;

b.

agree on a royalty and or pricing structure with regards to the revenue generated by the sale of PinPoint™ in China;

(all such activities being referred to collectively as the “Project”).

B.

Project Terms

1.

Sale, Installation and Support Relationship   Except to the extent prohibited by applicable law, rules and regulations:

a.

Bridgetech, in conjunction with their Designated Consultants (“Consultants,”) shall be the exclusive provider of PinPoint™ in China.

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b.

Bridgetech, in conjunction with their Consultants, shall be responsible for sales presentations, product installation and product support for China.

c.

Guardian shall provide training to Bridgetech and their Consultants as deemed necessary to facilitate (b) above.

d.

Guardian shall have the right to participate in the installation and support activities as they deem appropriate.

e.

Guardian shall provide Bridgetech, and their Consultants, with the English language standard marketing materials, collateral materials, and product documentation materials necessary to support Bridgetech’s activities under (b) above.  Guardian shall have the right to determine what the reasonable levels of provided materials are under this section (e).

f.

Bridgetech shall provide to Guardian an update on ongoing activities as they relate to PinPoint™ on a monthly basis.

g.

Guardian shall have the right to approve of entities that Bridgetech wishes to establish as a Designated Consultant.  Approved Consultants shall be listed in Schedule A to this Agreement.

2.

Royalties and or Pricing Structure.   The Parties agree to the following:

a.

For PinPoint™ sales by Bridgetech in China when a per passenger transactional model is deployed:

(i)

45% of all revenue generated by the PinPoint™ sale shall be paid to Guardian.

(ii)

45% of all revenue generated by the PinPoint™ sale shall be paid to Bridgetech.

(iii) 10% of all revenue generated by the PinPoint™ sale shall be paid to applicable Consultant.

(iv)  In the instance that a portion of the revenue generated by the PinPoint sale is required to be remitted to an applicable airport authority, or their designated representative, such remittance shall be paid 50% by Bridgetech and 50% by Guardian.

(v)  A detailed accounting of all revenue from applicable PinPoint™ sales shall be presented within 10 days of the end of each calendar month by the Airport Authority.  All applicable royalties shall be paid to the respective parties within 30 calendar days of cash receipt of said royalties by Bridgetech.

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ARTICLE V. SOFTWARE LICENSE AGREEMENT

See Attachment 1

ARTICLE VI. INTELLECTUAL AND INDUSTRIAL PROPERTY RIGHTS

A.

Bridgetech acknowledges that Guardian has developed and uses valuable technical and non-technical information, patents, trade secrets, copyrights and the like (collectively, “Intellectual Property Rights”) in the Products licensed and distributed under this Agreement, and that, as between the parties, Guardian owns and shall retain all Intellectual Property Rights in the Products other than the limited license granted to Bridgetech under this Agreement.  Bridgetech warrants that neither it nor any of its employees will convert to their own use or to the use of any other party any industrial secrets, trade secrets, patent, manufacturing or other process, copyright or the like owned by Guardian and obtained by Bridgetech and its personnel by reason of this Agreement or otherwise.

B.

Title to the source code and object code forms of the software incorporated in the Products remains with Guardian, and such source code and object code are a trade secret and the proprietary property of Guardian.

C.

Bridgetech recognizes and acknowledges the great value of the goodwill associated with the name and trademarks of Guardian and the identification of the Products therewith.  Bridgetech will use its best efforts not to obscure, effect or permit the removal or alteration of any patent numbers, trade names or marks, warning labels, serial numbers, or the like affixed to any Product or package.

D.

In no event will Bridgetech de-compile, modify, disassemble, reproduce or otherwise reverse engineer any Products or reproduce the manuals and other documentation accompanying the Products.

E.

All modifications to the Products will be the sole property of Guardian. Any modifications to the Products made at the request of Bridgetech or any customers of Bridgetech will remain the sole property of Guardian.

ARTICLE VII. PATENT, COPYRIGHT AND TRADE SECRET INFRINGEMENT

A.

Guardian shall indemnify, defend, and otherwise hold Bridgetech harmless from all costs, losses, damages or liability (excluding any consequential, incidental and punitive damages) arising from any judgment awarded against

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Bridgetech, to the extent that such judgment is based on a finding that the Products furnished by Guardian under this Agreement infringe any United States patent, copyright or trade secret.  Guardian shall defend any suit alleging such infringement which is brought against Bridgetech or any of its customers, and shall pay all reasonable legal costs and expenses incurred and satisfy all judgments and decrees against Bridgetech, provided that Bridgetech notifies Guardian within ten (10) business days of the date any such claim becomes known to Bridgetech and Bridgetech provides such assistance and cooperation to Guardian as is reasonably requested.  Guardian shall have no liability under this Section 13.A with respect to any infringement claim based upon (i) any Product that has been modified by anyone other than Guardian; (ii) use of other than the then-current release of the Product, if infringement could have been avoided by use of the then-current release and such current release has been made available to Bridgetech or the applicable end user; (iii) use of the Product with other software or hardware, where use with such other software or hardware gave rise to the infringement claim; (iv) use of any Product in a manner inconsistent with its documentation or where such use breaches this Agreement.

B.

In the event Bridgetech or its customers are enjoined from their use of the Products due to a proceeding based upon the infringement of any United States patent, copyright or trade secret, Guardian shall, in its sole discretion:

i)

Promptly render the product non-infringing and capable of operating as intended, or

ii)

Procure for Bridgetech or the applicable customer the right to continue using the Product, or

iii)

Replace the Product with a non-infringing product

C.

The foregoing constitutes the entire liability of Guardian with respect to infringement of patents, copyrights and trade secrets for Products licensed pursuant to this Agreement.  Such liability does not include consequential, incidental and punitive damages, including, but not limited to, loss of profits or damage to business or business relations.

ARTICLE VIII. PRODUCT WARRANTY

A.

Guardian warrants that the media on which the Products are delivered to Bridgetech will be free from defects in material and workmanship for a period of ninety (90) days from date of shipment.  Guardian does not warrant and shall not be responsible for damage or malfunctions of its Products that are caused by use of the Products other than in accordance with the

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applicable documentation or by integration with or use in conjunction with other products outside its control.

B.

Guardian shall incur no liability under this warranty if:  (1) the allegedly defective media are not returned prepaid to Guardian within thirty (30) days of the discovery of the alleged defect and in accordance with Guardian's procedures; or (2) Guardian's tests disclose that the alleged defect is not due to defects in material or workmanship.

C.

Guardian's exclusive liability for any breach of the warranty set forth above shall be limited to either repair or replacement of the defective Products, at Guardian's option.

D.

GUARDIAN MAKES NO EXPRESS OR IMPLIED WARRANTIES REGARDING THE QUALITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE BEYOND THE WARRANTY WHICH APPEARS ABOVE.  GUARDIAN SHALL NOT BE RESPONSIBLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR DAMAGES TO BUSINESS OR BUSINESS RELATIONS EVEN IF GUARDIAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED OR EXCLUSIVE REMEDY OF ANY KIND.  UNDER NO CIRCUMSTANCES SHALL THE AGGREGATE LIABILITY OF GUARDIAN TO BRIDGETECH OR ANY THIRD PARTY ARISING FROM OR RELATING TO THIS AGREEMENT EXCEED THE AGGREGATE AMOUNT PAID BY BRIDGETECH TO GUARDIAN UNDER THIS AGREEMENT.  THE LIMITATIONS ON LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY TO ALL CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, STRICT LIABILITY, NEGLIGENCE, MISREPRESENTATION AND OTHER TORTS.  THE WARRANTY SET FORTH IN ARTICLE VIII IS IN LIEU OF ALL OTHER WARRANTIES.

E.

THE WARRANTY SET FORTH IN ARTICLE VIII IS INVALID IF BRIDGETECH LICENSES OR DISTRIBUTES THE PRODUCTS OUTSIDE THE AUTHORIZED AREA WITHOUT THE PRIOR WRITTEN CONSENT OF GUARDIAN.

ARTICLE IX. BUSINESS ETHICS

Each Party hereto represents that it will comply with the United States Foreign Corrupt Practices Act in connection with the performance of the activities

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contemplated by this Agreement.  The Parties further agree that they will not directly or indirectly pay, offer or authorize payment of anything of value (either in the form of compensation, gift, contribution or otherwise) to any person, entity or organization contrary to applicable law, including the laws of the United States, or which creates the appearance of impropriety.

ARTICLE X. EXPORT CONTROLS

A.

Bridgetech shall not export, re-export or transfer, whether directly or indirectly, any Product or any system containing any Product outside the United States of America without first complying with the applicable export laws of the United States of America and the import laws of the country in which the Product is to be used.

B.

Technical data exchanged hereunder may be subject to U.S. export control laws and regulations.  Accordingly, the Parties shall not transfer technical data received under this Agreement to any foreign person, country, foreign subsidiary or parent corporation, without specific authorization from the disclosing party and pursuant to an appropriate U.S. Government agency license.

ARTICLE XI. DISPUTE RESOLUTION

A.

The Parties agree to exercise their best efforts to resolve any dispute arising hereunder by negotiation.  In the event the Parties are not able to amicably resolve any such dispute, the case will be resolved through use of alternative dispute resolution (ADR) techniques.  ADR shall mean any procedure or combination of procedures voluntarily used by agreement of the parties to resolve issues in controversy without the need for litigation; these procedures include, but are not limited to, settlement negotiations, conciliation, fact-finding/negotiations aided by a third party, mediation, mini-trials, or arbitration.  An outside neutral (third party), when used by agreement of the parties shall be selected by mutual agreement of the parties based upon the neutral’s:  (i) willingness to serve, (ii) acceptability to both parties, and (iii) acceptability to the parties of the neutral’s terms.  All proceedings shall be in the English language.  The laws of the Commonwealth of Virginia shall be applicable, together with applicable Government contract law principles including, but not limited to, any required certifications (e.g., a Section 813 Certification (10 USC  §2410) for claims over $100,000, and/or a FAR 52.233-1(g) Contract Disputes Act certification).  ADR shall take place in Fairfax County, Virginia.  The parties shall share equally in the fees and expenses of an outside neutral.

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B.

Judgment upon the award rendered may include compensatory damages against any Party, but under no circumstances will special, consequential, punitive or multiple damages including, but not limited to, lost profits, be authorized, made or paid.

ARTICLE XII. REPRESENTATIONS AND WARRANTIES

A.

Representations and warranties of the Parties  The Parties hereby represent and warrant as follows:

i.

Status.  BRIDGETECH is a corporation validly existing and in good standing under the laws of the State of Delaware, U.S.A.  BRIDGETECH has all necessary power to enter into this Agreement.

ii.

Status.  Guardian is a corporation validly existing and in good standing under the laws of the State of Delaware, U.S.A.  Guardian has all necessary power to enter into this Agreement.

iii.

Authorization, etc. The execution, delivery and performance by the Parties of this Agreement has been authorized by all necessary action on the part of such entity and its stockholders, as the case may be, and does not and will not

a.

violate the organizational documents of the Parties or any applicable law, or

b.

contravene, conflict with, or result in a default under any order or judgment of any court or other governmental authority or any agreement to which the Parties may be bound.

iv.

Enforceability.  Its obligations and the obligations of the Parties under this Agreement and any other agreement entered into by such entity in connection with this Agreement or the Project are and will be the legal, valid, and binding obligation of the Parties, enforceable against such entity in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors’ rights generally and subject as to enforceability, to equitable principle of general application regardless of whether enforcement is sought in a proceeding  in equity or at law.

v.

any other such agreement.

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ARTICLE XIII. LIMITATION OF LIABILITY

In the event of any material breach by either Party of its obligations under this Agreement, such Party shall be liable for the direct damages suffered by the other Party which are caused by such breach in accordance with applicable law.  In no event shall either Party be liable for consequential, incidental, or special (including multiple or punitive) damages of any kind, including, but not limited to, lost orders, sales or profits.

ARTICLE XIV. TERM AND TERMINATION

A.

This Agreement shall remain in effect for a period of three years from the Effective Date.  It shall be automatically renewed thereafter for successive one year periods, unless terminated in accordance with a provision contained herein, or unless either party gives written notice to the other of its intention to terminate or re-negotiate the Agreement no less than one hundred and twenty (120) days prior to the end of the then-current period, in which case this Agreement shall terminate at the end of its then-current period unless the parties subsequently amend the Agreement to provide for an extension of the term.

B.

This Agreement  can be modified to remove the exclusivity to the China marketplace if no sale has been made within the first year.

C.

This Agreement shall terminate and have no further effect, except with respect to the provisions entitled “Proprietary Information Disclosure,” (incorporated herein by reference) which shall survive for the period specified in the Attachment, upon the occurrence of any of the following events:

i.

mutual written agreement signed by both Parties;

ii.

failure of the Chinese Airport Authority to consent to award a contract to Bridgetech for PinPoint™;

iii.

if either Party files for bankruptcy, is debarred or suspended by competent authority, if such debarment or suspension precludes the participation by such Party in pursuing this Agreement;

iv.

a material breach of this Agreement by either Party that is not corrected within ten (30) calendar days after receipt of written notice of such breach provided by the other Party, at the discretion of the non-breaching Party;

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ARTICLE XV. INVENTIONS AND PATENTS

Except as otherwise provided in this Agreement, this Agreement does not offer or grant to the recipient any rights in, or license under, any present or future drawings, data, plans, ideas, or methods disclosed pursuant to the Agreement.

ARTICLE XVI. RELEASE OF INFORMATION

The Parties agree that no public release or announcement concerning the transactions contemplated hereby shall be issued or made by or on behalf of any Party without the prior consent of the other Party, except that either Party may, after consultation with counsel, make announcements that such Party reasonably may determine are necessary to comply with applicable law.  Parties acknowledges and agrees that either may be required to announce the terms of this Agreement and make publicly available this Agreement and that no breach shall be deemed to result there from. Notwithstanding the foregoing, the Parties will cooperate to prepare a joint press release to be issued in connection with the execution of this Agreement.  The Parties further agree that each shall have the right to display the others logo on their respective websites.

ARTICLE XVII. ASSIGNMENT

This Agreement shall not be assigned by either Party without the prior written consent of the other Party, not to be unreasonably delayed or withheld, and any purported such assignment without such consent shall be void.  For purposes of this Section 8.2, a merger involving a Party shall be deemed to result in an assignment of this Agreement to the surviving entity in the merger, regardless of whether the Party is the surviving entity or merging entity to such merger.

ARTICLE XVIII. NON-SOLICITATION OF EMPLOYEES

It is expressly agreed and understood by the Parties that neither shall solicit personnel of the other Party who are engaged in pursuit of this Program for the purpose of inducing them to join such other Party’s employ during the course of this Agreement and any resulting subcontract hereunder.  The foregoing shall not prohibit any Party from hiring any person as a result of the use of an independent employment agency (so long as the agency was not directed to solicit such person) or as the result of the use of a general solicitation (such as an advertisement) not specifically directed to employees of the Parties.

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ARTICLE XIX. NOTICES AND OTHER COMMUNICATIONS

Each notice, communication and delivery under this Agreement (i) shall be made in writing signed by the Party making the same, (ii) shall specify the Section of this Agreement pursuant to which it is given, (iii) shall be given either in person or by telecopier, effective upon such delivery or the confirmed transmission and (iv) if not given in person, shall be sent to the applicable Party at the address set forth below (or at such other address as the applicable Party may furnish to the other Party pursuant to this subsection) by international courier delivery service, effective upon the second business day after such notice is deposited, delivery charges pre-paid, with such international courier delivery service.  Each Party’s notice information is as follows:

Bridgetech Holdings International, Inc.

777 S. Highway 101, Suite 215

Solana Beach, California 92075

Attn:  Thomas C. Kuhn III

Phone:  619-342-7440

Fax:  619-342-7497

With a copy to:

Sutherland Asbill & Brennan LLP

999 Peachtree Street, NE

Atlanta, Georgia 30309

Attn:  B. Knox Dobbins

Phone:  404-853-8053

Fax:  404-853-8806

Guardian Technologies 516 Herndon Parkway, Herndon VA 20170 Phone: 703 464-5495 Fax: 703-464-8530

Either Party may change the address to which such notice is directed by seven (7) days prior written notice to the other Party.  Notices will be effective upon receipt of the facsimile during regular business hours, Monday through Friday, 8:00 a.m. to 5:00 p.m., recipient’s local time, or one (1) hour after the next regular business day begins if received on a non-business day.

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ARTICLE XX. GOVERNING LAW

Regardless of its place of negotiation, execution, or performance, this Agreement shall be governed by the laws of the State of Delaware, except as to its principles of conflicts of laws, and the Parties agree to submit to the jurisdiction of the State of Delaware in any action brought by a Party concerning the Agreement or the performance hereof.

ARTICLE XXI. Indemnification

A.

Each Party (the “Indemnifying Party”) will defend, indemnify, and hold the other Party, it officers and directors, shareholders, and each of its and their successors and permitted assigns (the “Indemnified Parties”), harmless from and against any and all liabilities, judgments, losses, actual damages, costs, and expenses (including without limitation reasonable attorneys’ and experts’ fees) which any or all of them may hereafter incur themselves or pay out to another by reason of any claim, suit, or proceeding brought by a third party, at law or in equity, that arises out of or relates to (i) a material breach of any representation, warranty, covenant, obligation or other provision of this Agreement by the Indemnifying Party or (ii) any other Event of Default, except to the extent caused by the gross negligence or willful misconduct of an Indemnified Party.

B.

Exclusion of Consequential Damages  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, CONSEQUENTIAL, INCIDENTAL, SPECIAL, PUNITIVE, OR INDIRECT DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, EVEN IF THE PARTY HAS BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES.

ARTICLE XXII. ENTIRE AGREEMENT

This Agreement, including the referenced Attachments, constitutes the entire understanding and agreement of the Parties, superseding all prior representations, with the exception of an instrument in writing of subsequent date duly executed by the authorized representatives of the Parties.  The paragraph headings herein are for convenience only and shall not limit in any way the scope of this Agreement.  If any term, provision, covenant, or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed without the invalid portion and the remaining provisions shall be interpreted to give force and effect to the intent of the Parties without the eliminated provision(s).

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ARTICLE XXIII. SEVERABILITY

If, and only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If that is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

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ARTICLE XXIV. COUNTERPARTS

This Agreement may be executed via facsimile signature and in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same document.

BRIDGETECH	GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

SIGNATURE:

SIGNATURE:

BY:  Thomas C. Kuhn III

BY: Michael W. Trudnak

TITLE:  EVP & CFO

TITLE:  Chief Executive Officer

DATE:

DATE:

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SCHEDULE A

Designated Consultants:

For Republic of China:

Shanghai Silvertech Consulting Limited

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Attachment 1 Software License Agreement